EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Plus Therapeutics, Inc.

Austin, Texas

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 30, 2020, relating to the consolidated financial statements of Plus Therapeutics, Inc. (the “Company”) appearing in the Company’s Form 10-K for the year ended December 31, 2019.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Diego, California

June 30, 2020